FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                     The Securities and Exchange Act of 1934


         DATE OF REPORT (Date of earliest event Reported): January 31, 1997


                              PARAMARK ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)


    Delaware                           0-23026                  22-3261564
(State of other jurisdictions    (Commission file number)   (IRS Employer
  of incorporation)                                          Identification No.)


                                135 Seaview Drive
                             Secaucus, NJ 07094-3618
                    (Address of Principal Executive Offices)


Registrant's telephone number, including area code:          (201) 422-0910


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Item 4. Changes in Registrant's Certifying Accountant

     (a) On January 31, 1997 Registrant dismissed Goldstein, Golub, Kessler & Co., P.C. ("GGK") as its independent auditors. Such dismissal was approved by Registrant's Board of Directors. GGK's report upon Registrant's financial statements for its fiscal years ended December 31, 1995 and 1994 did not contain an adverse opinion or a disclaimer of opinion, nor was such report qualified or modified as to audit scope or accounting principles. The report was prepared assuming that the Registrant will continue as a going concern. During Registrant's fiscal years ended December 31, 1995 and 1994 to the date of GGK dismissal (the "Interim Period"): (i) there were no disagreements (of the nature contemplated by Item 304 (a) (1) (iv) of Regulation S-K ("Disagreements)) between Registrant and GGK; and (ii) there were no reportable events of the nature contemplated by Item 304 (a)(1)(v)(A)-(D) of Regulation S-K.

     (b) On January 31, 1997 Registrant engaged Arthur Anderson LLP ("AA") as its independent public accountants for Registrant's fiscal year ending December 31, 1996. During Registrant's two fiscal years ended December 31, 1995 and the Interim Period, Registrant did not consult AA with respect to any of the matters contemplated by Item 304 (a)(2)(i)-(ii) of Regulation S-K.


Item 7. Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired.

          Not applicable.

     (b)  Pro Froma Financial Information

          Not applicable.

     (c)  Exhibits

          (i)  Letter from Goldstein, Golub, Kessler & Co., P.C.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              PARAMARK ENTERPRISES, INC.
                                  (Registrant)

                                 By: /s/ Charles Loccisano
                                        Charles Loccisano
                                        Chairman, Chief Executive Officer

                                 By: /s/ Alan S. Gottlich
                                        Alan S. Gottlich
                                        President, Chief Financial Officer



Date: February 6, 1997